            As filed with the Securities and Exchange Commission on
                              December 29, 1999.
                                                Registration Statement No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------

                             MANDALAY RESORT GROUP
                           ------------------------
              (Exact name of issuer as specified in its charter)

           NEVADA                                        88-0121916
-------------------------------                     --------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                       Identification No.)

3950 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA               89119
-------------------------------------------------          ---------------
(Address of Principal Executive Offices)                      (Zip Code)

                  AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                  -------------------------------------------
                           (Full Title of the Plan)

                       Yvette E. Landau, General Counsel
                             Mandalay Resort Group
                        3950 Las Vegas Boulevard South
                              Las Vegas, NV 89119
                 --------------------------------------------
                    (Name and address of agent for service)

                                (702) 632-6700
                        -------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                           Howell J. Reeves, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street - 22nd Floor
                            Philadelphia, PA 19103
                                (215) 977-2000

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                Proposed        Proposed
                                                Maximum         Maximum                 Amount of
Title of Securities     Amount                  Offering Price  Aggregate               Registration
to be Registered        to be Registered        Per Share (1)   Offering Price (1)      Fee (1)
--------------------------------------------------------------------------------------------------------
Common Stock,           1,000,000               $21.375         $21,375,000             $5,643.00
$.01-2/3 Par Value      Shares (2) (3)
(including associated
common stock purchase
rights)
--------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on December 27, 1999.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares and associated common stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(3) In accordance with Instruction E to Form S-8, 1,795,590 additional unsold shares issuable under the same plan, with an associated, previously paid filing fee of $9,815.59, are being carried forward from Registration Statement
No. 333-51073.

                                    PART I

  A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in Mandalay Resort Group's Amended and Restated 1998 Stock Option Plan as specified by Rule 428(b)(1)(i) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Commission by the registrant (which filed such documents under its previous corporate name, "Circus Circus Enterprises, Inc.," until it changed its corporate name to Mandalay Resort Group on June 18, 1999) are incorporated by reference in this registration statement:

        (a) the registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

        (b) the registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1999, July 31, 1999 and October 31, 1999, respectively;

        (c) the registrant's Current Report on Form 8-K dated June 18, 1999;

        (d) the description of the registrant's common stock contained in its Form 8-A Registration Statement declared effective by the Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

        (e) the description of the registrant's common stock purchase rights contained in its Form 8-A Registration Statement declared effective by the Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description; and

        (f) all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        --------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

        Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

        In accordance with Nevada Revised Statutes 78.037, Article XI of the registrant's Restated Articles of Incorporation provides that no director or officer of the registrant shall be personally liable to the registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

        Article X, Section 10.2 of the registrant's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

        The registrant's Amended and Restated 1998 Stock Option Plan (the "Plan") provides that no member of the committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and that the registrant shall indemnify and hold harmless each member of the committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the board of directors) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

        The registrant maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the registrant all covered losses for which the registrant grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to (i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or (iii) any accounting of profits from the purchase or sale of securities of the registrant under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

        Not Applicable.

Item 8. Exhibits.
        ---------

4(a). Restated Articles of Incorporation of the registrant and Certificate of Amendment thereto. (Incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991.)

4(b). Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991. (Incorporated by reference to Exhibit 3(b) to the registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992.)

4(c). Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993. (Incorporated by reference to Exhibit 3(i) to the registrant's Current Report on Form 8-K dated July 21, 1993.)

4(d). Certificate of Amendment of Restated Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to the registrant's Current Report on Form 8-K dated June 18, 1999.

4(e). Restated Bylaws of the registrant. (Incorporated by reference to Exhibit 3(ii) to the registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999.)

4(f). Rights Agreement dated as of July 14, 1994, between the registrant and First Chicago Trust Company of New York. (Incorporated by reference to
        Exhibit 4 to the registrant's Current Report on Form 8-K dated August 15, 1994.)

4(g). Amendment to Rights Agreement effective as of April 16, 1996, between the registrant and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit 4(a) to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1996.)

4(h). Amended and Restated 1998 Stock Option Plan. (Incorporated by reference to Exhibit 4(h) to Post Effective Amendment No. 1 to the registrant's Registration Statement No. 333-51073 on Form S-8.)

23      Consent of Arthur Andersen LLP

24 Power of Attorney (included on page II-5 of this registration statement).

Item 9. Undertakings.
        -------------

        The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of December, 1999.

                                        MANDALAY RESORT GROUP


                                        By: Michael S. Ensign
                                            ----------------------------------
                                            Michael S. Ensign, Chairman
                                            of the Board and Chief Executive
                                            Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Ensign and Glenn Schaeffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                             Date
---------                       -----                             ----
Michael S. Ensign               Chairman of the Board             December 28, 1999
-----------------               and Chief Executive
Michael S. Ensign               Officer (Principal
                                Executive Officer)


Signature                       Title                            Date
---------                       -----                            ----

William A. Richardson           Vice Chairman of the             December 28, 1999
-------------------------       Board
William A. Richardson


Glenn W. Schaeffer              President, Chief Financial       December 28, 1999
-------------------------       Officer, Treasurer and Director
Glenn W. Schaeffer              (Principal Financial Officer)



Les Martin                      Vice President and               December 28, 1999
-------------------------       Chief Accounting Officer
Les Martin                      (Principal Accounting Officer)



William E. Bannen               Director                         December 28, 1999
-------------------------
William E. Bannen


Arthur H. Bilger                Director                         December 28, 1999
-------------------------
Arthur H. Bilger


Michael D. McKee                Director                         December 28, 1999
-------------------------
Michael D. McKee


Rose McKinney-James             Director                         December 28, 1999
-------------------------
Rose McKinney-James


Donna B. More                   Director                         December 28, 1999
-------------------------
Donna B. More